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Exhibit 99.3

        INSTRUCTIONS

TO REGISTERED HOLDER AND/OR
BOOK-ENTRY TRANSFER PARTICIPANT
FROM BENEFICIAL OWNER OF

UNITED INDUSTRIES CORPORATION

9 7/8% Series B Senior Subordinated Notes due 2009

        To Registered Holder and/or Participant of the Book Entry Transfer Facility:

        The undersigned hereby acknowledges receipt of the Prospectus, dated May 23, 2003 (the "Prospectus") of United Industries Corporation, a Delaware corporation (the "Issuer"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuer's offer (the "Exchange Offer") to exchange $1,000 principal amount of its 9 7/8% Series D Senior Subordinated Notes due 2009 (the "Series D notes"), for each $1,000 principal amount of its outstanding 9 7/8% Series B Senior Subordinated Notes due 2009 (the "Series B notes") and each $1,000 principal amount of its outstanding 9 7/8% Series C Senior Subordinated Notes due 2009 (the "Series C notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

        This will instruct you, a registered holder and/or Book-Entry Transfer Facility Participant, as to action to be taken by you relating to the Exchange Offer with respect to the Series B notes held by you for the account of the undersigned.

        The aggregate principal amount of the Series B notes held by you for the account of the undersigned is (fill in amount):

        $____________ of the 9 7/8% Series B Senior Subordinated Notes due 2009.

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	TO TENDER Series B notes held by you for the account of the undersigned in the aggregate principal amount of (fill in amount):
$____________ of the 9 7/8% Series B Senior Subordinated Notes due 2009.
☐	NOT TO TENDER any Series B notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Series B notes held by you for the account of the undersigned, it is understood that you are authorized:

        (a)   to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (fill in state) ________, and (ii) the undersigned and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer with the intention or for the purpose of distributing the Series D notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), in connection with a secondary resale of the Series D notes acquired by such person;

        (b)   to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

        (c)   to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Series B notes.

SIGN HERE

Name of beneficial owner(s):
Signature(s):
Name (please print):
Address:

Telephone Number:
Taxpayer Identification or Social Security Number:
Date:

2

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  Exhibit 99.3